Exhibit 10.1
FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made and entered into as of June 10, 2022 by and between Umesh Kasbekar (“Consultant”) and Coca-Cola Consolidated, Inc., a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company and Consultant are parties to that certain Consulting Agreement dated March 3, 2020 (the “Consulting Agreement”) and now desire to amend the Consulting Agreement to increase the fees payable to Consultant for the consulting services he renders to the Company.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth below the parties hereto agree as follows:
1.Section 2(b) of the Agreement is amended in its entirety effective as of July 6, 2022 to read as follows:
(b)Consulting Fees. In consideration for the services to rendered by Consultant hereunder, during the term of this Agreement the Company agrees to pay to Consultant a consulting fee (the “Consulting Fee”) at an annual rate of $310,000. The Consulting Fee shall be paid to Consultant in substantially equal installments once per month. The Consulting Fee shall be evaluated periodically and remain subject to adjustment by the Board of Directors of the Company (the “Board”) or the compensation committee of the Board. In addition to the Consulting Fee, the Company shall pay or reimburse Consultant for all reasonable bona fide out-of-pocket, third-party business expenses incurred by Consultant in the performance of services under this Agreement in accordance with expense reimbursement plans and policies in effect from time to time for consultants to the Company generally.
2.Except as expressly or by necessary implication amended by this Amendment, the Consulting Agreement shall continue in full force and effect.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company and Consultant have executed this Amendment as of the date first above written.

COMPANY:

COCA-COLA CONSOLIDATED, INC.

By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III,
Executive Vice President

CONSULTANT:

/s/ Umesh Kasbekar
Umesh Kasbekar